Exhibit 10.1


                          General Maritime Corporation
                               35 West 56th Street
                            New York, New York 10019


                                                                 April 5, 2005

Peter C. Georgiopoulos
26 East 81st Street
New York, New York 10028

Dear Peter:

      The undersigned General Maritime Corporation, a Marshall Islands corporation with its principal place of business in New York, New York (the "Company"), is entering into this amended and restated employment agreement with you as of the date first written above (the "Effective Date") to continue to employ you in the capacity of Chief Executive Officer and Chairman of the Board of Directors of the Company (the "Board of Directors"), and you desire to be so employed by the Company, upon the terms and conditions set forth in this letter agreement ("Agreement"). As used in this Agreement, the term "GenMar Group" means and includes the Company and each of its subsidiaries and affiliates from time to time. For purposes of this Agreement, an "affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

      Accordingly, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound, the Company and you hereby agree as follows:

            1. Employment; Term. The term of your employment under this Agreement (the "Term") shall begin on the Effective Date and shall extend until midnight, Eastern Standard Time, on December 31, 2009. Thereafter, the Term shall automatically renew

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Peter C. Georgiopoulos
April 5, 2005
Page 2


for successive one-year terms, unless either you give written notice to the Company, or the Company gives written notice to you, not less than 90 days prior to the expiration of any such Term that the Term will not be extended. In any event, the Term shall terminate if either party terminates your employment hereunder in accordance with the provisions of Section 4 hereof, in which event the Term shall terminate on the Termination Date. Upon the execution of this Agreement by both the Company and you, the existing employment agreement between you and the Company, by letter agreement dated June 12, 2001, as amended, (the "Prior Letter Agreement") shall be amended and restated by this Agreement. The Company and you agree that the restatement and amendment of the Prior Letter Agreement shall not be construed or considered an early termination of said Prior Letter Agreement and you hereby specifically waive any and all right and entitlement to any termination payment or benefit provided for under the Prior Letter Agreement.

            2. Position; Duties.

                  (a) During the Term, you will hold the titles and offices, and serve in the positions of, Chairman of the Board of Directors and Chief Executive Officer of the Company. You shall report directly to the Board of Directors and shall perform such specific duties and services of a senior executive nature (including service as an officer, director or equivalent position of any subsidiary or affiliate of the Company, without additional compensation) as the Board of Directors shall reasonably request consistent with your positions. All senior officers and senior executives of the GenMar Group will report to you directly or to your designee.



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Peter C. Georgiopoulos
April 5, 2005
Page 3


                  (b) During the Term, you shall devote substantially all of your business time and attention to the business and affairs of the Company/GenMar Group and use your reasonable best efforts to faithfully perform your duties and responsibilities (but notwithstanding the foregoing, nothing in this Agreement shall preclude you (i) from engaging, consistent with your duties and responsibilities hereunder, in charitable, educational and community affairs, including serving on the board of directors of any charitable, educational or community organization, (ii) from managing your personal passive investments, (iii) upon approval of the Board of Directors, which approval shall not be unreasonably withheld, from serving as a director of another company and
(iv) from engaging in activities approved by the Board of Directors). You agree not to take personal advantage of any business opportunities relating to general shipping which arise during your employment hereunder which could reasonably be expected to be business opportunities that the Company might pursue. You further agree to disclose all such opportunities, and the material facts attendant thereto, to the Board of Directors for consideration by the Company. If within 15 business days of your disclosing such business opportunities to the Board of Directors, the Board of Directors fails to adopt a resolution (and to provide a copy of same to you) that it may pursue such business opportunity, the Company will be deemed to have declined to pursue such opportunity, in which event you shall be free to pursue it.

                  (c) Without limiting any obligation of the Company to you, your services hereunder shall be for the benefit of the members of the GenMar Group and the Company shall allocate the cost of these arrangements among such members of the GenMar Group as it determines is appropriate.


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Peter C. Georgiopoulos
April 5, 2005
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            3. Salary; Additional Compensation; Perquisites and Benefits.

                  (a) During the Term, the Company will pay you a base salary at an annual rate of not less than Six Hundred and Seventy-Five Thousand Dollars ($675,000) ("Base Salary"), subject to annual review by the Board of Directors, or an appropriate committee thereof for increase, but not decrease. After any such increase, the term "Base Salary" as utilized in this Agreement shall thereafter refer to the increased amount. Such Base Salary shall be paid in installments in accordance with the Company's standard practice, but not less frequently than monthly.

                  (b) Commencing for your services during calendar year 2005, and for each year thereafter throughout the Term, you will be eligible to receive a discretionary bonus (whether cash, stock awards, option grants, or otherwise) and/or other incentive compensation as determined by the Board of Directors or an appropriate committee thereof, based upon actual performance as considered and evaluated in good faith by the Board of Directors, or such committee, giving due consideration to the then prevailing operations and financial condition of the Company including any contingencies which are then known. The failure of the Company to award any such discretionary bonus and/or other incentive compensation shall not give rise to any claim by you, or your heirs, successors, estate, or assigns, against the Company, unless the Company fails to pay any bonus or grant any incentive compensation as approved by the Board of Directors or any authorized committee thereof. The amount, if any, and timing of payment or grant of any such bonus or incentive compensation, as the case may be, shall be determined by the Board of Directors, with you abstaining, in its sole discretion; provided that payment of any such bonus shall be no later than two and one-half months after the end of the applicable


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Peter C. Georgiopoulos
April 5, 2005
Page 5


performance period and shall be made subject to all applicable tax withholdings and other legally required deductions.

                  (c) During the Term, you will be eligible to participate in all benefit programs as are from time to time made generally available to other senior executives of the GenMar Group on a basis no less favorable than provided any other senior executive of the Company.

                  (d) The Company will reimburse you, in accordance with its standard policies from time to time in effect, for such reasonable and necessary out-of-pocket business expenses as may be incurred by you during the Term in the performance of your duties and responsibilities for any member of the GenMar Group. You will provide documentation of such expenses as reasonably required under standard Company policies from time to time. The Company will also reimburse you for the legal fees and other expenses incurred by you relating to the negotiation and drafting of this Agreement and related agreements, up to a maximum of $100,000.00.

                  (e) You shall be entitled to a vacation period to be credited and taken in accordance with GenMar Group policy, from time to time in effect, of four weeks per annum.

                  (f) You shall be eligible to receive stock option and other equity grants from time to time pursuant to the Company's 2001 Stock Incentive Plan, as it may be amended from time to time, or any successor stock incentive plan in accordance with the terms and conditions thereof on a basis no less favorable than provided any other senior executive of the Company.


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Peter C. Georgiopoulos
April 5, 2005
Page 6


                  (g) During the Term, you shall receive a car allowance in accordance with the Company's policies and procedures, in the amount of $2,500 per month.

            4. Termination.

                  (a) The Company may terminate your employment under this Agreement at any time with or without Cause in accordance herewith. As used herein, the term "Cause" means:

                        (i) your conviction of a crime that constitutes a felony or other crime involving moral turpitude, in either case within the meaning of U.S. Federal or state law; provided that your employment shall not be terminated for Cause if you are convicted of (or plea nolo contendere to) a felony relating to environmental or shipping laws absent an intentional, criminal act by you;

                        (ii) in carrying out your duties for the Company, you engage in conduct that constitutes willful gross neglect or willful gross misconduct resulting, in either case, in material economic harm to the Company, unless you believed in good faith that such action or non-action was in, or not opposed to, the best interests of the Company;

                        (iii) your willful engaging in acts (or your failure to engage in proper acts) constituting disloyalty to the Company, including without limitation, (i) your engaging in Competitive Activity, as


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Peter C. Georgiopoulos
April 5, 2005
Page 7


                        defined in Section 8 herein, or (ii) your willful repeated breach of this Agreement, albeit not constituting conduct covered by Section 4(a)(ii) above; and

                        (iv) Your failure to cooperate in any investigation by the Company or any special committee of the Board of Directors.

                  Anything herein to the contrary notwithstanding, you shall not be terminated for "Cause" within the meaning of clauses (a)(ii), (iii) or (iv) above, unless written notice stating the basis for the termination is provided to you and you are given at least thirty (30) days to cure the neglect or conduct that is the basis of such claim and, if you fail to cure such neglect or conduct (or such neglect or conduct is incurable), you shall have an opportunity to be heard before the full Board of Directors (at which you may be accompanied by counsel) and, after such hearing, there is a two-thirds (?) majority vote of all members of the Board of Directors (other than you) to terminate your employment for Cause which vote is communicated to you in writing.

                  (b) Your employment hereunder will terminate forthwith upon your death or, at your or the Company's option, 30 days after written notice is given by the party terminating your employment for Disability. As used herein the term "Disability" means your inability to perform your duties and responsibilities as contemplated under this Agreement for a period of more than 180 consecutive days, or for a period aggregating more than 240 days, whether or not continuous, during any 360-day period, due to physical, mental, or emotional incapacity or impairment as determined in accordance herewith. A determination of Disability


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Peter C. Georgiopoulos
April 5, 2005
Page 8


will be made by a physician satisfactory to both you and the Company; provided that if you and the Company cannot agree as to a physician, then each will select a physician and these two together will select a third physician, whose determination as to Disability will be binding on you and the Company. You, your legal representative or any adult member of your immediate family shall have the right to present to the Company and such physician such information and arguments on your behalf as you or they deem appropriate, including the opinion of your personal physician. Should your employment be terminated due to Disability, all base salary and other compensation otherwise due to you hereunder shall be continued through the date on which your employment is terminated for Disability. Except as provided in Section 5(c) below, in the event of the termination of your employment because of your death or disability, the Company shall have no further obligation or liability to you, or your heirs, successors, estate or assigns except for payment of Base Salary and accrued benefits, and the reimbursement of allowable expenses already incurred, through the Termination Date.

                  (c) You may terminate your employment voluntarily or for Good Reason (as defined below) and a termination of your employment by you for any reason shall not be deemed to be a breach of this Agreement or any other agreement between you and any member of the GenMar Group.

                  (d) For purposes of this Agreement, "Termination Date" shall mean: (i) if your employment is terminated by the Company for Cause, the date of receipt by you of a written notice of termination from the Company in accordance with Section 16; provided that if the event giving rise to a termination for Cause is pursuant to Section 4(a)(ii), (iii) or (iv) of the definition of Cause, the Termination Date shall be the date on which there is delivered to you the


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Peter C. Georgiopoulos
April 5, 2005
Page 9


notice of the Board of Directors' vote as set forth in the last sentence of
Section 4(a); (ii) if your employment is terminated by the Company without Cause (including by providing notice of non-renewal of the Term) or by you without Good Reason (other than for Disability), the date set forth in the written notice of termination (which in no event shall be earlier than the date such notice is sent and, in the case of a notice of non-renewal by the Company shall be the date the Term expires); (iii) if your employment is terminated by reason of death, the date of death; (iv) if your employment is terminated upon Disability, 30 days after written notice is given as specified in Section 4(b) above; and (v) if your employment is terminated by you for Good Reason, in the case of clause (8) of the definition of Good Reason in Section 5(b) hereof, the date of receipt by the Company of a written notice of termination from you (unless such notice sets forth a later date) and, in all other cases, 30 days after such notice is given unless the Company has fully cured the grounds for such termination within 30 days after such notice is given.

            5. Severance; Consequences of a Change of Control. In the event that your employment is terminated prior to the expiration date provided in Section 1 (including any expiration date for any extended term), you shall be entitled only to any incurred expenses through the Termination Date required to be reimbursed under Section 3(d), and the following compensation, benefits and entitlements:

                  (a) In the event that your employment is terminated for Cause, or if you resign without Good Reason (as hereinafter defined) (other than for Disability), you shall be entitled to (i) an amount equal to your accrued but unpaid Base Salary through the Termination Date, (ii) any amounts earned, accrued or owing to you but not yet paid, including any awarded incentive payments for performance periods that have ended and any unreimbursed business


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Peter C. Georgiopoulos
April 5, 2005
Page 10


expenses, and (iii) other payments, entitlements and benefits, if any, in accordance with applicable plans, programs, arrangements of, or any agreement, including this Agreement, with, the Company or any other member of the GenMar Group. In addition, in the event you resign without Good Reason (other than for Disability), any stock options that are vested as of the Termination Date shall remain exercisable for 3 months following the Termination Date, unless otherwise provided by the applicable stock option agreement or plan, the terms of which shall govern.

                  (b) Except as otherwise provided in Section 5(d) below, in the event that your employment is terminated (other than upon your death or Disability) during the Term (i) by the Company other than for Cause (which without Cause termination shall include the Company providing a notice of non-renewal of the Term in circumstances that would not constitute Cause pursuant hereto) or (ii) by you for Good Reason, then the Company shall pay to you an amount equal to your accrued but unpaid Base Salary through the Termination Date and shall also (A) provide you with insurance coverages or the equivalent no less favorable to you than those actually provided to you under Company benefit plans existing immediately prior to such termination (including without limitation under any Company medical, dental, long term disability and life insurance programs) and an automobile benefit no less favorable to you than that provided by Section 3(g) for 24 months following the Termination Date, and
(B) pay you, in a lump sum no later than 20 days after the Termination Date, an amount equal to two times (x) Base Salary plus (y) the average of the Annual Incentive Awards granted to you for each of the three years preceding the year in which the Termination Date occurs and (C) pay you, in a lump sum no later than 20 days after the Termination Date, a pro-rata bonus for the year in which the Termination Date occurs determined by multiplying the average of the Annual Incentive Awards earned and/or granted to you, as the case may be, during the three years preceding the year in which the


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Peter C. Georgiopoulos
April 5, 2005
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Termination Date occurs by a fraction, the numerator of which is the number of days you were employed by the Company during the year of termination and the denominator of which is 365 ("Pro-rata Bonus"). Anything in the preceding sentence to the contrary notwithstanding, if it is determined by the parties or in the opinion of counsel reasonably acceptable to you and the Company, such determination to be made or opinion provided to the Company no later than fifteen (15) days after the Termination Date, that the lump-sum payment due pursuant to this clause (B) is or reasonably may be treated as deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), such payment shall be delayed (with interest at the LIBOR rate in effect on the Termination Date provided that such interest rate is in compliance with Code Section 409A) to a date no earlier than, and shall be paid as soon as administratively practicable after, six months following your "separation from service" as that term is defined in Code Section 409A. The Company reserves the right in its sole and absolute discretion to pay that portion of the severance which reflects Annual Incentive Awards and Pro-Rata Bonus in common stock of the Company, rather than in cash and subject to the requirements of applicable law, such stock shall be registered and freely tradable from the date received. For purposes of this Agreement, "Annual Incentive Award" for any year shall mean the sum of the cash bonus earned by you for such year, including any amounts deferred, and the value on the date of grant of any restricted shares granted to you for such year (but shall not include the 350,000 restricted shares granted pursuant to Section 10 hereof). In addition, the Company agrees that your rights (your "COBRA" rights) to continued medical coverage pursuant to Section 4980B of the Code shall be deemed to commence after the


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Peter C. Georgiopoulos
April 5, 2005
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expiration of the 24 month period described in clause (A) above, or if the
Company's policies do not allow such a commencement, the Company shall pay you an amount, which on an after-tax basis, will enable you to obtain equivalent benefits. Finally, you shall be entitled to any amounts earned, accrued or owing to you but not yet paid, including any awarded incentive payments for performance periods that have ended and any unreimbursed business expenses, as well as any other payments, entitlements and benefits, if any, in accordance with applicable plans, programs, arrangements of, or any agreement, including this Agreement, with, the Company or any member of the GenMar Group. For the purpose of this Agreement, termination of employment hereunder by you for "Good Reason" shall mean your termination of your employment by written notice to the Company following the occurrence of any of the following without your prior written consent (1) reduction in your Base Salary, or the failure to make the Restricted Stock Grant as provided in Section 10 hereof, (2) a material diminution in your positions, duties or authorities as in effect immediately prior to such diminution, or any interference with your carrying out your duties so that, in the reasonable exercise of your discretion, you are unable to carry out your duties as contemplated as of the Effective Date, (3) assignment to you of duties materially inconsistent with your position as Chief Executive Officer of the Company, (4) failure to reelect you to, or your removal from, the position of Chief Executive Officer of the Company, Chairman of the Board of Directors or as a director of the Company, (5) your assignment to an office other than the Company's headquarters, (6) a change in reporting structure so that you no longer report to the Board of Directors or a senior executive who reported directly to you no longer reports to you or your designee, (7) a breach by the Company of any material provision of this Agreement, (8) a Change of Control (which shall be a termination event whether or not you consented to such Change of Control), provided that you resign for Good Reason by the sixth


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Peter C. Georgiopoulos
April 5, 2005
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month anniversary of the Change of Control, or (9) the failure of a successor to all or substantially all of the assets of the Company to assume the Company's obligations under this Agreement, either by written agreement or operation of law. Except for a termination pursuant to clause (8) hereof, any such termination by you for "Good Reason" shall be effective only upon 30 days prior written notice by you to the Company of such circumstances and the failure of the Company to cure within 30 days, or to make within 30 days good faith efforts to cure which is likely to be accomplished within a reasonable period (not to exceed 90 days) after the initial 30 days following receipt of such written notice of such circumstances constituting "Good Reason".

                  (c) In the event that your employment is terminated on account of your death or Disability, the Company will pay to you (or your estate or legal representative, as the case may be) in a lump sum within 30 days after the Termination Date an amount equal to the sum of (i) Base Salary plus (ii) a Pro-rata Bonus and shall provide you (in the case of Disability) and your eligible dependents with continued medical coverage, at the Company's cost, for 12 months following the Termination Date, provided that the Company shall only be required to continue your dependents to the extent permitted by the applicable plan. In addition, you (or your estate or legal representative, as the case may be) shall be entitled to any amounts earned, accrued or owing to you but not yet paid, including any incentive payments for performance periods that have ended and any unreimbursed business expenses as well as any other payments, entitlements and benefits, if any, in accordance with applicable plans, programs, arrangements of, or any agreement, including this Agreement, with, the Company or any other member of the GenMar Group.


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Peter C. Georgiopoulos
April 5, 2005
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                  (d)   Change of Control.  If (i) a Change of Control
occurs; and (ii) within six (6) months thereafter you terminate your employment for Good Reason as defined above or the Company terminates your employment without Cause, you shall be entitled to all the payments, benefits and entitlements as of the Termination Date as set forth in Section 5(b) provided that (i) the multiple in Section 5(b)(B) shall be three, and (ii) health and welfare continuation in Section 5(b)(A) shall be for 36 months.

                  (e) As used herein, "Change of Control" shall mean the occurrence of any of the following:

                        (i) (x) any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than you or entities which you directly or indirectly control (as defined in Rule 12b-2 under the Exchange Act) or are otherwise affiliated with, acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the Voting Stock of the Company;

                        (ii) the sale of all or substantially all of the Company's assets in one or more related transactions to a person (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) other than such a sale to (A) a subsidiary of the Company which does not


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Peter C. Georgiopoulos
April 5, 2005
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                        involve a change in the equity holdings of the
                        Company or (B) to an entity which you directly or indirectly control or are otherwise materially affiliated with immediately prior to the sale;

                        (iii) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the Voting Stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the Voting Stock of the surviving entity (there being excluded from the number of shares held by such shareholders, but not from Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company);

                        (iv) the majority of the Board of Directors consists of individuals other than Incumbent Directors, which term means the members of the Board of Directors on the Effective Date; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; or

                        (v) the Company adopts any plan of liquidation or dissolution providing for the distribution of all or substantially all of its assets.


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April 5, 2005
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      For purposes of the Change of Control definition, "the Company" shall include any entity that succeeds to all or substantially all of the business of the Company and "Voting Stock" shall mean capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of a corporation.

                  (f) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined (as hereafter provided) that any payment, benefit or distribution to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such tax, together with any such interest and penalties, hereafter collectively referred to as the "Excise Tax"), then you shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of your residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.


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April 5, 2005
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                  All determinations required to be made under this Section
5(f), including whether an Excise Tax is payable by you, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by an independent auditor (the "Firm") selected by you and the Company. The Firm shall be a nationally-recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way for the Company or any affiliate thereof. Either the Company or you may request that a determination be made. The Firm shall submit its determination and detailed supporting calculations to you and the Company as promptly as practicable. If the Firm determines that any Excise Tax is payable by you and that a Gross-Up Payment is required, the Company shall pay you the required Gross-Up Payment within thirty (30) days of receipt of such determination and calculations. If the Firm determines that no Excise Tax is payable by you, it shall, at the same time it makes such determination, furnish you with an opinion that you have substantial authority not to report any Excise Tax on your federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon you and the Company.

                  As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"). If you thereafter are required to make a payment of any Excise Tax, the Firm shall determine the amount of the Underpayment (if any) that has occurred and submit its determination and detailed supporting calculations to you and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the


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April 5, 2005
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Company to you, or for your benefit, within thirty (30) days of receipt of such determination and calculations.

                  In the event that the Internal Revenue Service makes any claim, gives notice of any potential claim or institutes a proceeding against you asserting that any Excise Tax or additional Excise Tax is due in respect of the Payments, you shall promptly give the Company notice of any such claim, potential claim or proceeding. The Company shall have the right to conduct all discussions, negotiations, defenses, actions and proceedings, to the extent reasonably requested by the Company. You will not settle any claim or proceeding relating solely to the Excise Tax payable in respect of the Payments without the consent of the Company, which consent shall not be unreasonably withheld. You shall file, at the Company's expense, all requests for refunds of the Gross-Up Amount, or any portion thereof, paid to any taxing authority as shall be reasonably requested by the Company and shall pay over to the Company (net of any tax payable thereon) any such refunds, together with any interest thereon, when and as such refunds and interest are received by you. All fees and expenses for services in connection with the determinations and calculations contemplated by this Section 5(f)(ii), including without limitation the costs of your own counsel, shall be borne by the Company.

                  (g) You shall have no duty to mitigate the severance amounts or any other amounts, benefits or entitlements payable to you hereunder or otherwise, and such amounts, benefits and entitlements shall not be subject to reduction, offset or repayment for any compensation received by you from employment in any capacity or other source following the termination of your employment with the Company or on account of any claim the Company or the any other member of the GenMar Group may have against you.


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April 5, 2005
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            6. Confidential Information.

                  (a) The GenMar Group owns and has developed and compiled, and will own, develop and compile, certain techniques, information, and materials tangible or intangible, relating to itself, its customers, suppliers and others, which are secret, proprietary and confidential, and which have great value to its business (referred to in this Agreement, collectively, as "Confidential Information"). Confidential Information shall not in any event include information which (i) was generally known or generally available to the public or within the relevant trade or industry prior to its disclosure to you by the Company or (ii) becomes generally known or generally available to the public or within the relevant trade or industry subsequent to disclosure to you other than due to your violation of this Section 6. Confidential information includes, but is not limited to, information contained in manuals, documents, computer programs, compilations of technical, financial, legal or other data, specifications, designs, business or marketing plans, forecasts, financial information, work in progress, and other technical or business information which is confidential and proprietary information of the Company or any other member of the GenMar Group.

                  (b) You acknowledge and agree that in the performance of your duties hereunder you will generate or develop, and the GenMar Group otherwise will from time to time disclose to you and entrust you with Confidential Information. You also acknowledge and agree that the unauthorized disclosure of Confidential Information obtained by you during your employment, among other things, may be prejudicial to the GenMar Group's interests and an improper disclosure of trade secrets. Unless the Company otherwise consents, you agree that during the Term hereunder and for three years thereafter you shall not, except as otherwise

Peter C. Georgiopoulos
April 5, 2005
Page 20


provided herein, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, in all cases unrelated to the GenMar Group, other than in the ordinary course of your employment, any Confidential Information obtained by you during the course of your employment with the GenMar Group. Anything herein to the contrary notwithstanding, the provisions of this Section 6 shall not apply (x) when disclosure is required by law or by any court, arbitrator, or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order you to disclose or make accessible any information or (y) with respect to any other litigation, arbitration or mediation involving this Agreement or any other agreement between you and the GenMar Group, including, but not limited to, the enforcement of such agreements (provided that in the case of clause (x), unless otherwise prohibited by law, you provide the Company with prior notice of the contemplated disclosure and reasonably cooperate with the Company at the Company's expense in seeking a protective order or other appropriate protection of such information).

                  (c) Upon termination of your employment, you shall not retain or take with you any Confidential Information in any Tangible Form (defined below), and you shall as promptly as possible deliver to the Company any Confidential Information in a Tangible Form that you then control, as well as all other Company property, including equipment, documents or other things, that were issued to you or otherwise received or obtained during your employment with the Company that you then control. "Tangible Form" includes information or materials in written or graphic form, on a computer disk or other medium, or otherwise stored in or available through electronic or other form. Anything to the contrary notwithstanding, you shall be entitled

Peter C. Georgiopoulos
April 5, 2005
Page 21


to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and Rolodexes, personal files and phone books, (ii) information showing your compensation or relating to reimbursement of expenses, (iii) information that you reasonably believe may be needed for tax purposes, (iv) copies of plans, programs relating to your employment, or termination thereof, with the Company or any other member of the GenMar Group and (v) minutes, presentation materials and personal notes from any meeting of the Board of Directors, or any committee thereof, while you were a member of the Board of Directors (provided you keep such Board materials and personal notes relating to the Board or committee meetings confidential in accordance with this Section 6).

                  (d) The provisions of this Section 6 shall survive the termination of the Term. You further acknowledge and agree that the remedies available under Section 9 hereof, as well as any other remedy available at law or equity, shall be available to the Company to redress a breach by you of this
Section 6.

            7. Non-solicitation.

                  (a) You acknowledge and agree (i) that the services to be rendered by you for the GenMar Group are of a special, unique, extraordinary, intellectual, and personal character; (ii) that the success and good will of the GenMar Group reflects, to a large extent, your personal involvement and relationships; (iii) that you have and will continue to develop a personal acquaintance and relationship with the GenMar Group's employees and customers; and (iv) your position with the GenMar Group places you in a position of confidence and trust with employees, clients, and business associates of GenMar Group. Consequently, you agree that it is

Peter C. Georgiopoulos
April 5, 2005
Page 22


fair, reasonable and necessary for the protection of the business, operations, assets and reputation of the GenMar Group that you make the covenants contained in this Section 7 and in Section 8 below dealing with certain Competitive Activities.

                  (b) You agree that for a period of two years following the Termination Date, you, and any business or enterprise that you directly or indirectly control, shall not, directly or indirectly by lending assistance, giving information, or otherwise, without the prior consent of the Company, solicit or induce or attempt to solicit or induce any employee of the GenMar Group to leave the employ of the GenMar Group to be employed by you or by an entity with which you are affiliated. For purposes of this
Section 7 and Section 8, you shall be deemed to "control" a business or enterprise if you are a member of its board or in senior management.

                  (c) The provisions of this Section 7 shall survive the termination of the Term. You further acknowledge and agree that the remedies available under Section 9 hereof, as well as any other remedy available at law or equity shall be available to the Company to redress a breach by you of this Section 7.

            8. Certain Competitive Activities.

                  (a) You shall not engage in any Competitive Activity (as defined below) during the Term and for a period of two years thereafter. In the event of a Change of Control or a termination of your employment by the Company without Cause or by you for Good Reason, then provisions of this Section 8 shall not be effective. If you engage in Competitive Activity in breach of this
Section 8(a) following the Termination Date, then the Company shall be entitled, on a non-exclusive basis, and at the Company's sole election, to (i) seek money

Peter C. Georgiopoulos
April 5, 2005
Page 23


damages to the extent they can reasonably be determined; and (ii) seek injunctive and equitable relief on both a provisional and permanent basis in accordance with Section 9 hereof. The Company shall give you prior written notice of any perceived breach and 10 business days to cure prior to taking any action.

                  (b) As used in this Section 8, "Competitive Activity" means involvement in the management or operation of or control, direct or indirect, of a company that operates tankers transporting crude oil or other materials wherever such business is located in the world if such business is or reasonably could become a competitor of the Company at the time you become affiliated with such company.

            9. Specific Performance. You acknowledge that in light of your position with the Company, including its growth and development to date, and your unique and extraordinary contributions, knowledge, experience, and relationships, that the Company would sustain irreparable injury in the event of a violation by you of any of the provisions of Section 6, 7 or 8 hereof, and by reason thereof you consent and agree that if you materially violate any of the provisions of said Sections 6, 7 and 8, in addition to any other remedies available, upon the showing of adequate proof, the Company shall be entitled to seek a decree specifically enforcing such provisions, and shall be entitled to seek a temporary and permanent injunction restraining you from committing or continuing any such violation, from any arbitrator duly appointed in accordance with the terms of this Agreement or any court of competent jurisdiction, without the necessity of proving actual damages, posting any bond, or seeking arbitration prior to the issuance of such injunction in any forum.

Peter C. Georgiopoulos
April 5, 2005
Page 24


            10. Restricted Stock Grant.

                  (a) In anticipation of your employment hereunder, on the Effective Date, the Company hereby grants to you 350,000 restricted shares of the Company's common stock ("Restricted Stock") in accordance herewith and in accordance with Exhibit A hereto. Except as otherwise provided herein or in the award agreement, the Restricted Stock shall vest on December 31, 2014. (This grant is in addition to the grant of 150,000 restricted shares on February 9, 2005 as part of the annual incentive compensation program.) The shares granted pursuant to this Section 10(a) will not be issued unless and until the applicable waiting period for acquisition of such shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (collectively, the "HSR Act") has expired or been terminated. Immediately upon the expiration or termination of the applicable waiting period, the Restricted Shares shall be issued to you in accordance with Exhibit A. If and when such shares are issued, you shall be entitled to any dividends or distributions in respect thereof from and after the Effective Date as if such shares had been issued on such date. If the waiting period under the HSR Act has not expired or been terminated on or prior to June 30, 2005, you and the Company shall agree upon an alternative arrangement reasonably acceptable to you in compliance with applicable law. The Company and you shall each cooperate with the other in making filings under the HSR Act, and each party shall use its reasonable best efforts to resolve such issues, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other governmental body may raise under applicable competition laws with respect to the

Peter C. Georgiopoulos
April 5, 2005
Page 25


filing. The Company and its counsel shall prepare such filing including the portion to be filed on your behalf, subject to your review and consent. The Company will pay any filing fees and any fees and disbursements of counsel in connection with such filing and obtaining the expiration or termination of the waiting period under the HSR Act.

                  (b) Those shares referred to in the Prior Letter Agreement as "Applicable Shares" shall be deemed fully vested and not subject to any forfeiture (including any "clawback") on or after the Effective Date.

            11. Life Insurance. You agree that, during the Term, the GenMar Group will have the right to obtain and maintain life insurance on your life, at its expense, and for its benefit, subject to such aggregate coverage limitation as you and the Company shall agree, your consent not to be unreasonably withheld. You agree to cooperate fully with the GenMar Group in obtaining such life insurance, to sign any necessary consents, applications and other related forms or documents and to take any required medical examinations.

            12. Indemnification and Liability Insurance.

                  (a) To the extent consistent with applicable law of the Marshall Islands, the Company agrees that if you are made a party to, are threatened to be made a party to, receive any legal process in, or receive any discovery request or request for information in connection with, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that you are or were a director, officer, employee, consultant or agent of the Company, or are or were serving at the request of, or on behalf of, the Company or any other member of the GenMar Group as a director, officer, member, employee, consultant

Peter C. Georgiopoulos
April 5, 2005
Page 26


or agent of another corporation, limited liability corporation, partnership, joint venture, trust or other entity, including service with respect to employee benefit plans and service with respect to any member of the GenMar Group, whether or not the basis of such Proceeding is your alleged action in an official capacity while serving as a director, officer, member, employee, consultant or agent of the Company, any other member of the GenMar Group or other entity, you shall be indemnified and held harmless by the Company and any member of the GenMar Group to the fullest extent permitted by such entities' corporate documents, including, but not limited to, the Company's articles of incorporation or by-laws in effect as of the Effective Date (provided that you shall have the benefit of any amendments to such documents after the Effective Date that are favorable to you) or, if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees reasonably incurred, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and any reasonable cost and fees incurred in enforcing his rights to indemnification or contribution) incurred or suffered by you in connection therewith, and such indemnification shall continue as to you even though you have ceased to be a director, officer, member, employee, consultant or agent of the Company, any other member of the GenMar Group or other entity and shall inure to the benefit of your heirs, executors and administrators. The Company shall reimburse you for all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by you in connection with any Proceeding within 30 business days after receipt by the Company of a written request for such reimbursement and appropriate documentation associated with these expenses. To the extent required by law, such request shall include an undertaking by you to repay the amount of such advance if it shall ultimately be determined by a non-appealable court decision that you are not entitled to be indemnified against such costs and expenses; provided

Peter C. Georgiopoulos
April 5, 2005
Page 27


that the amount of such obligation to repay shall be limited to the after-tax amount of any such advance except to the extent you are able to offset such taxes incurred on the advance by the tax benefit, if any, attributable to a deduction for repayment.

                  (b) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering you at a level, and on terms and conditions, no less favorable to you than the coverage the Company provides other directors and similarly-situated executives until such time as suits against you are no longer permitted by law.

                  (c) Nothing in this Section 12 shall be construed as reducing or waiving any right to indemnification, or advancement of expenses, you would otherwise have under the corporate documents of any member of the GenMar Group, including, but not limited to, the Company's articles of incorporation or by-laws, or under applicable law.

            13. Withholding. The parties understand and agree that all payments to be made by the Company pursuant to this Agreement shall be subject to all tax withholding obligations of the Company under applicable laws of the United States or any state thereof.

            14. No Conflict. As of the Effective Date, you represent and warrant that you are not party to or subject to any agreement, contract, understanding, covenant, judgment or decree or under any obligation, contractual or otherwise, in any way restricting or adversely affecting your ability to act for the GenMar Group as contemplated hereby.

            15. Company Representations. The Company represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action,
(ii) the officer signing this

Peter C. Georgiopoulos
April 5, 2005
Page 28


Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

            16. Notices. All notices required or permitted hereunder will be given in writing by personal delivery; by confirmed facsimile transmission; by express delivery via any reputable express courier service; or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the parties at the respective addresses set forth above, with, if to the Company, a copy to company counsel, Thomas Constance at Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022 and, if to you, a copy to Joseph E. Bachelder, Esq. at The Law Offices of Joseph E. Bachelder, LLP, 780 Third Avenue, New York, New York 10017 or at such other address as may be designated in writing by either party to the other in the manner set forth herein. Notices which are delivered personally, or by courier as aforesaid, will be effective on the date of delivery. Notices delivered by mail will be deemed effectively given upon the fifth calendar day subsequent to the postmark date thereof.

            17. Cooperation. Subject to your other personal and business commitments and to the extent not inconsistent with your legal position, you agree that both

Peter C. Georgiopoulos
April 5, 2005
Page 29


during and after your employment you shall, at the request of the Company, render all reasonable and lawful assistance and perform all reasonable and lawful acts that the Company considers necessary or advisable in connection with any litigation, investigation, proceeding, claims or dispute involving the Company or any director, officer, employee, shareholder, agent, representative, consultant, client or vendor of the Company ("Claims") to the extent such Claim arose during your employment and relates to the GenMar Group. The Company agrees to reimburse you for your out-of-pocket expenses (including travel expenses and attorneys' fees if you reasonably determine that the matter is of a nature which indicates that you should have separate representation).

            18. Miscellaneous.

                  (a) The failure of either party at any time to require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of you) and assigns. This Agreement is a personal contract calling for the provision of unique services by you, and your rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by you, without the Company's prior written consent, except that your rights to compensation and benefits may be transferred by will, operation of law, in accordance with applicable law or

Peter C. Georgiopoulos
April 5, 2005
Page 30


any applicable plan, policy, program or agreement of the Company or the GenMar Group or in accordance with this clause (b). In the event of your death or a judicial determination of your incompetence, the compensation, entitlements and benefits due you under this Agreement or otherwise shall be paid to your estate or legal representative or your designated beneficiary or beneficiaries. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company without your prior written consent, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law.

                  (c) Each of the covenants and agreements set forth in this Agreement are separate and independent covenants, each of which has been separately bargained for and the parties hereto intend that the provisions of each such covenant shall be enforced to the fullest extent permissible. Should the whole or any part or provision of any such separate covenant be held or declared invalid by a court of competent jurisdiction, such invalidity shall not in any way affect the validity of any other such covenant or of any part or provision of the same covenant not also held or declared invalid. If any covenant shall be found to be invalid by a court of competent jurisdiction but would be valid if some part thereof were deleted or the period or area of application reduced, then such covenant shall apply with such minimum modification as may be necessary to make it valid and effective.

Peter C. Georgiopoulos
April 5, 2005
Page 31


                  (d) This Agreement shall be governed by the laws of the State of New York, without reference to principles of conflicts of law. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, program, policy, arrangement of, or other agreement with, the Company or any member of the GenMar Group, the provision that is most favorable to you shall control.

                  (e) Any controversy arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in the City of New York in accordance with the commercial arbitration rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that in the event of any controversy relating to any violation or alleged violation of any provision of Section 6, 7 or 8 hereof, the Company in its sole discretion shall be entitled to seek injunctive relief from a court of competent jurisdiction in accordance with Section 9 hereof without any requirement to seek arbitration for such injunction. The parties hereto agree that any arbitral award may be enforced against the parties to an arbitration proceeding or their assets wherever they may be found. The Company and you consent to the personal jurisdiction of the Courts of the State of New York (including the United States District Court of New York) for purpose of enforcing any arbitral award and the Company and you further agree not to interpose any objection for improper venue in any such proceeding. In the event that you prevail in any claim or proceeding between you and the Company arising in relation to this Agreement, the Company shall reimburse you for your reasonable costs and expenses (including reasonable attorneys' fees) incurred by you in pursuing such claim or proceeding. Pending resolution of any

Peter C. Georgiopoulos
April 5, 2005
Page 32


dispute, you (and your beneficiaries) shall continue to receive and be entitled to all the payments and benefits due under this Agreement or otherwise.

                  (f) Upon the expiration of the Term, the respective rights and obligations of the parties shall survive such expiration to the extent necessary to carry out the intentions of the parties as embodied in such rights and obligations.

                  (g) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and merges and supersedes all prior agreements, commitments, representations, writings and discussions between the parties with respect to that subject matter. This Agreement may be terminated, altered, modified or changed only by a written instrument signed by both parties hereto.

                  (h) The Section headings contained herein are for purposes of convenience only and are not intended to define or list the contents of the Sections.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

Peter C. Georgiopoulos
April 5, 2005
Page 33


      Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this letter, following which this will be a legally binding agreement between us as of the date first written above.

                                    Very truly yours,

                                    General Maritime Corporation

                                    By: /s/ John C. Georgiopoulos
                                       -------------------------------
                                       Name:  John C. Georgiopoulos
                                       Title: Vice President

Accepted and Agreed


/s/ Peter C. Georgiopoulos
-------------------------------
Peter C. Georgiopoulos

                                                                       Exhibit A


                          General Maritime Corporation
                        Restricted Stock Grant Agreement


            THIS AGREEMENT, made as of the 6th day of April 2005, between GENERAL MARITIME CORPORATION (the "Company") and Peter C. Georgiopoulos (the "Participant").

            WHEREAS, the Company has adopted and maintains the General Maritime Corporation 2001 Stock Incentive Plan (the "Plan") to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and
(d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture);

            WHEREAS, the Plan provides that the Compensation Committee (the "Committee") of the Board of Directors (or the Board of Directors if it so elects) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

            WHEREAS, the Committee and the Board of Directors have determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

            1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Committee hereby grants to the Participant 350,000 restricted shares (the "Restricted Stock") of common stock of the Company, par value $0.01 per share ("Common Stock").

            2. Grant Date. The Grant Date of the Restricted Stock is April 6, 2005. Notwithstanding anything to the contrary contained in this Agreement, no shares of Common Stock shall be delivered hereunder unless and until the applicable waiting period for acquisition of such shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (collectively, the "HSR Act") has expired or been terminated. In the event such waiting period has not expired or been terminated on or before June 30, 2005, this grant shall terminate. This provision shall not diminish the rights or responsibilities of the parties under Section 10(a) of the Participant's Employment Agreement with the Company dated as of April 5, 2005 (the "Employment Agreement").

            3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

            4. Vesting. Subject to the further provision of this Agreement, the Restricted Stock shall vest on the earlier to occur of (the "Vesting Date"):

            (a)   December 31, 2014, and

            (b)   the occurrence of a Change of Control.

            5. Restrictions on Transferability. Until a share of Restricted Stock vests, the Participant shall not transfer the Participant's rights to such share of Restricted Stock or to any rights related thereto. Any attempt to transfer unvested shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights.

            6. Termination of Employment.

            (a) For Cause/Without Good Reason. In the event that the Participant's employment with the Company is terminated (including by reason of non-renewal of the Term of the Employment Agreement) in circumstances that would constitute Cause pursuant to the Employment Agreement) by the Company for Cause or by the Participant without Good Reason prior to the Vesting Date, all shares of Restricted Stock, together with any property received in respect of such shares, as set forth in Section 9 hereof, shall be forfeited as of the Termination Date and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares.

            (b) Without Cause/For Good Reason. In the event that the Participant's employment with the Company is terminated (including by reason of non-renewal of the Term of the Employment Agreement) by the Company without Cause or by the Participant with Good Reason prior to the Vesting Date, all shares of Restricted Stock shall become vested immediately prior to the Termination Date.

            (c) Termination for Death or Disability. In the event that the Participant's employment with the Company is terminated for reason of the Participant's death or Disability, a portion of the shares of Restricted Stock shall become vested immediately prior to the Termination Date, and all other shares of Restricted Stock which have not become vested, together with any property received in respect of such shares, as set forth in Section 9 hereof, shall be forfeited as of the Termination Date and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares. The number of shares to become vested immediately prior to such Termination Date shall be equal to 350,000 multiplied by a fraction, the denominator of which is 120 and the numerator of which is the number of completed months between January 1, 2005 and the effective date of such termination of employment.

            (d) Definitions of Certain Terms. The terms "Cause," Change of Control," "Disability," "Good Reason," "Term" and "Termination Date" shall have the meaning set forth in the Employment Agreement.

            7. Issuance of Certificates.

            (a) Reasonably promptly after the expiration or termination of the waiting period under the HSR Act, the Company shall issue and deliver to the Participant stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock. Each such certificate may bear the following legend:

            "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE GENERAL MARITIME CORPORATION 2001 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN GENERAL MARITIME CORPORATION AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF GENERAL MARITIME CORPORATION."

Such legend shall not be removed from such certificates until such shares of Restricted Stock vest.

            (b) Reasonably promptly after any such shares of Restricted Stock vest hereunder, in exchange for the surrender to the Company of the certificates evidencing such shares of Restricted Stock, delivered to the Participant under Section 7(a) hereof, and the certificates evidencing any other securities received in respect of such shares, if any, the Company shall issue and deliver to the Participant (or the Participant's legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock and such other securities, free of the legend provided in
Section 7(a) hereof.

            (c) The Company may require as a condition of the delivery of stock certificates pursuant to Section 7(b) hereof that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the shares represented by such certificate. To the extent permitted by applicable law, the Participant may, at his sole discretion, satisfy such obligation by: (i) paying cash; (ii) delivering shares of Common Stock; (iii) directing the Company to withhold from delivery shares of Common Stock otherwise deliverable to the Participant hereunder; or
(iv) any combination of the foregoing. The value of the shares tendered pursuant to clause (ii) of this Section 7(c) shall be determined based on the Fair Market Value of such shares on the date they are validly tendered to the Company and the value of the shares withheld pursuant to clause (iii) of this
Section 7(c) shall be determined based on the Fair Market

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

Value of such shares on the later of date the Participant's irrevocably directs the Company to withhold such shares or the Vesting Date. Fractional shares will be settled in cash.

            (d) The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor pursuant to Section 7(a) hereof, and then only from the date such certificate is issued. Upon the issuance of a stock certificate, the Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability and the forfeiture provisions, as set forth in this Agreement.

            8. Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "1933 Act") of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws. The Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be "restricted securities," as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

            9. Dividends, etc. Any cash dividends or other property (but not including securities) received by a Participant with respect to a share of Restricted Stock shall be returned to the Company in the event such share of Restricted Stock is forfeited. Any securities received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests and shall be forfeited if such share of Restricted Stock is forfeited. Unless the Committee otherwise determines, such securities shall bear the legend set forth in Section 7(a) hereof.

            10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

            11. Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

            12. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

            13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

            15. Obligation to Notify. If the Participant makes the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant's income. The Participant should consult with his tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election. The Participant acknowledges that it is his sole responsibility, and not the Company's, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his behalf.

            16. Excise Tax. In the event that the Participant incurs any Excise Tax (as defined in the Employment Agreement) on any payments or benefits under this Agreement, the Company shall gross-up the Participant the amount of such Excise Tax incurred in accordance with the provisions of Section 5(f) of the Employment Agreement (such provisions to apply irrespective of whether the Employment Agreement or its Term continues in effect at the time of such Excise
Tax) and such Section 5(f) of the Employment Agreement relating to the Gross-Up Payment (as defined in the Employment Agreement) shall be incorporated with full effect into this Agreement, provided that any reference to "you" and to "this Agreement" in such Section 5(f) shall be deemed to refer to the "Participant" and this Restricted Stock Grant Agreement, respectively.

            17. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan shall be final and conclusive.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.


                              GENERAL MARITIME CORPORATION


                              By:
                                        --------------------------
                              Name:
                                        --------------------------
                              Title:
                                        --------------------------


                              ------------------------------------
                              Peter C. Georgiopoulos